Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A, Amendment No. 1, into the Registrant's previously filed Registration Statements, File Numbers 2-81717, 2-86961, 2-92193, 33-25635, 33-43005, 33-44858, 33-58622, 33-58624, 33-59717, 33-55057,
333-05449, 333-05451 and 333-05427.



/s/ Arthur Andersen LLP
Atlanta, Georgia
November 10, 1997